Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-222932) of RhythmOne plc of our report dated July 31, 2018 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP
Uxbridge UK
July 31, 2018